Exhibit 23.2

Boros & Farrington
Certified Public Accountants
A Professional Corporation

                                            1770 Bernardo Plaza Court, Suite 210
                                                        San Diego, CA 92128-2424
                                               (858) 487-8518 Fax (858) 487-6794

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated October 5, 1998 appearing in ITEC Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 1998.



/s/ Boros & Farrington APC
BOROS & FARRINGTON APC
San Diego, California
April 30, 1999